       1                                            Exhibit 99


AT&T CHAIRMAN ALLEN REPORTS ON RESTRUCTURING,
INVESTMENT COMMITMENTS AND EARNINGS IMPACT

FOR RELEASE TUESDAY, SEPTEMBER 24, 1996
     NEW YORK - In a letter to shareowners, AT&T Chairman Robert E. Allen today reported on the status of the company's strategic restructuring and on AT&T's achievements in the year since the breakup of the company was announced.
     Allen also described a program of decisive marketing initiatives -- including AT&T One Rate(sm), introduced today -- that are intended to profitably accelerate volume and revenue growth in the company's core long-distance business.
     In addition, to complement long distance and capture opportunities in the fast-changing telecommunications industry, Allen reiterated AT&T's commitment to invest in local, on-line and wireless capabilities as well as the infrastructure necessary to enable the company to offer customers comprehensive bundles of communications and information services.
     Allen said that those investments, coupled with continuing competitive pressures on AT&T's long-distance business and its efforts to address them in the near term, will affect the company's third-quarter financial results.
     "Specifically, although we do not yet know September results," he said, "it appears that third-quarter earnings will be as much as 10 percent below the mean estimate (92 cents per share for continuing operations) of key analysts who follow the company.*
     "Further, we currently believe that competitive pressures will continue for the remainder of the year, and we are intensifying our marketing efforts. Thus, fourth-quarter earnings will also likely fall short of key analysts' mean estimate (of 89 cents per share for continuing operations) by roughly comparable amounts," Allen said.*
     The full text of Allen's letter to shareowners follows:

                A Letter to AT&T Shareowners

     It was just about a year ago that we announced a strategy for unlocking the value of your investment in AT&T by restructuring the company into three highly focused businesses: AT&T, Lucent, and NCR.

     I'm pleased to report that our restructuring is on schedule. The market reacted very favorably to the initial public offering of Lucent Technologies in April, its stock has received strong support ever since, and we will be distributing the remaining shares to AT&T's owners on September 30. The turnaround at NCR is well under way, and it recently reported its first quarterly operating profit since 1994. By the end of the month, we will file registration documents with the Securities and Exchange Commission preliminary to distributing NCR stock to AT&T shareowners by the end of the year. Finally, we expect to complete the sale of Capital Corporation to a group of its managers and outside investors in October, possibly as early as next week.

The New AT&T

     For its part, the new AT&T is positioning itself to seize opportunities in an industry that is being fundamentally transformed by changes in technology and regulation. Capitalizing on those opportunities will require a period of investment, as I'll describe later in this letter, but I believe the steps we've already taken this year are impressive.

     Less than 30 days after Congress passed the Telecommunications Act of 1996, we filed to provide local service in all 50 states. We're now negotiating with the local exchange carriers in most of those states on the terms for interconnecting with their networks, and we plan to begin offering local service in targeted states before the end of the year.

     Our wireless services business -- already the country's largest -- has a third more subscribers than last year. And when the FCC auctioned wireless spectrum, we acquired new licenses that will more than double our national coverage, reaching over 80 percent of the U.S. population.

     We went from virtually nowhere in on-line services to one of the largest providers of Internet access in just six months. We're already hosting electronic storefronts on the Internet for nearly 500 businesses. And earlier this year, we took a minority equity position in the leading provider of Direct Broadcast Satellite service, DirecTV. Within nine weeks, we were offering AT&T customers the best in access to home entertainment and information.

Growing Our Core Business

     In our core long distance services, business volumes have been growing at double digit rates. We have signed a number of large multi-year contracts, including some that were particularly satisfying because they were win-backs of major corporate accounts. And just last week, we announced a new offer that will give business customers one-stop customer care and consolidated billing for all their AT&T services.

     On the consumer side of long distance, we continue to see the same challenging conditions I discussed last quarter. While we have succeeded in stabilizing volumes and revenues at last quarter's levels, the number of customers moving between carriers is still disturbing.

     Our research indicates that this customer volatility is due largely to price misperceptions that are frequently promoted by some competitors. To address this, we have developed a strategy intended to profitably accelerate volume and revenue growth in our consumer business.

The AT&T One Rate

     We launched a major element of that strategy just today -- "AT&T One Rate" responds to consumers' desire for simplicity. It is the first step in a marketing program to correct confusion about competitive claims and price misperception. Customers who subscribe to AT&T One Rate will be able to make direct-dialed, long distance calls anywhere in the United States for just 15 cents a minute 24 hours a day, seven days a week with no restrictions and no enrollment fee.

     Now, instead of wasting time comparing competing price claims, our customers can concentrate on how to make communications work best for them. We believe that lays the foundation for the integrated "bundles" of services that we will be offering in the weeks and months ahead.

     That's why we are determined to continue investing in the local, on-line and wireless services that, along with long distance, will make up the major elements of AT&T's bundled offers -- even in the face of intense competition that continues to pressure our revenue and earnings. Indeed, we are also investing heavily in the systems and software necessary to integrate those services in a way that makes them most useful to customers.

     We believe that the net effect of these moves will be to clearly differentiate AT&T from its competitors, fully capitalizing on the strength of the AT&T brand. The Yankee Group, for example, recently reported that AT&T was by far the preferred provider of combined local and long distance service.

Building Long-term Shareowner Value

     We are confident these actions, and the continuing strength of our business long distance and wireless services, will build long-term shareowner value.

     In the near term, however, competitive pressures and our efforts to address them while continuing to invest in your business, will be reflected in our financial results.

     Specifically, although we do not yet know September results, it appears that third quarter earnings will be as much as 10 percent below the mean estimate (92 cents per share for continuing operations) of the key analysts who follow the company.

    Further, we currently believe that competitive pressures will continue for the remainder of the year, and we are intensifying our marketing efforts. Thus, fourth quarter earnings will also likely fall short of key analysts' mean estimates (89 cents per share for continuing operations) by roughly comparable amounts.

     I have taken the somewhat unusual step of previewing our performance prior to the close of the quarter because it has become clear that our financial results, in this critical period of industry transition, will be less than some in the
investment community expect.   I wanted you to understand
why.

     At the same time, let me underscore that I have never
seen a time of greater opportunity for AT&T.   The
communications services industry is undergoing fundamental change, much of which we helped shape. We intend to make the investments necessary to continue leading that change to the ultimate benefit of our customers, our employees and our owners.


                                   Robert E. Allen
                                   Chairman and CEO


*Please Note: This outlook on the balance of 1996 is based on our best current information. There can be no assurance, however, that actual results will not differ from this outlook. Variance could result from even further intensification of competition in our consumer business or from any of the numerous other factors that affect AT&T and the industry, as described in our SEC reporting.
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